UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2012

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070

MENLO PARK, CALIFORNIA 94025

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2012, Geron Corporation (“Geron”) entered into the second amendment (the “Second Amendment”) to the Exclusive License Agreement (the “License”) between Geron and Angiochem, Inc. (“Angiochem”) effective as of July 9, 2012.  The License, dated December 6, 2010, as amended, provides Geron with a worldwide exclusive license to Angiochem’s proprietary peptide technology that facilitates the transfer of anti-cancer compounds across the blood-brain barrier to be used with tubulin disassembly inhibitors to enable the treatment of primary brain cancers and cancers that have metastasized to the brain. Pursuant to the Second Amendment, the parties modified the events (and the timing thereof) that trigger certain of Geron’s milestone payment obligations under the License; however, the aggregate amount of the milestones payable by Geron under the License remains unchanged.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1 †	Second Amendment to Exclusive License Agreement by and between Geron Corporation and Angiochem, Inc., made effective as of July 9, 2012

†                              Confidential treatment has been requested for certain portions of this exhibit. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: July 18, 2012	By:	/s/ Stephen N. Rosenfield
	Name:	Stephen N. Rosenfield
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1 †	Second Amendment to Exclusive License Agreement by and between Geron Corporation and Angiochem, Inc., made effective as of July 9, 2012

†                             Confidential treatment has been requested for certain portions of this exhibit. Omitted information has been filed separately with the Securities and Exchange Commission.